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PROSPECTUS DATED DECEMBER 17, 1998                      PRICING SUPPLEMENT NO. 1
PROSPECTUS SUPPLEMENT                                   DATED AUGUST 15, 2000 TO
DATED AUGUST 15, 2000                   REGISTRATION STATEMENT NO. 333-68283 AND
                                        REGISTRATION STATEMENT NO.333-68283-01
                                                                  RULE 424(b)(3)


                              AMB PROPERTY, L.P.

                               MEDIUM-TERM NOTE
                                 (FIXED RATE)

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PRINCIPAL AMOUNT: $30,000,000

AGENT'S DISCOUNT OR COMMISSION: 0.600% ($180,000)

NET PROCEEDS TO US: 099.4% ($29,820,000)

INTEREST RATE: 7.925%

MATURITY DATE: August 20, 2007

ORIGINAL ISSUE DATE: August 18, 2000

TRADE DATE: August 15, 2000

EXCHANGE RATE AGENT:

     |X|  State Street Bank and Trust Company of California, N.A.
     |_|  Other

INTEREST PAYMENT DATES: August 20 and February 20, commencing February 20, 2001

REGULAR RECORD DATES: August 5 and February 5, commencing February 5, 2001

SPECIFIED CURRENCY:

     |X|  United States Dollars
     |_|  EURO
     |_|  Composite Currency:
     |_|  Other:                                     Principal Financial Center:

AUTHORIZED DENOMINATION:

     |X|  $1,000 or integral multiples thereof
     |_|  Other

REDEMPTION:

     |X|  The Note cannot be redeemed prior to maturity
     |_| The Note may be redeemed at the option of the Operating Partnership prior to maturity

              Redemption Commencement Date:
              Initial Redemption Percentage:
              Annual Redemption Percentage Reduction:

REPAYMENT:

     |X|  The Note cannot be repaid prior to maturity
     |_| The Note may be repaid prior to maturity at the option of the Holder of the Note

              Optional Repayment Date(s):
              Repayment Price:

DISCOUNT NOTES:     |_|  Yes      |X|  No
     Issue Price:
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period:


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FORM:     |X|  Book-Entry     |_|  Certificated

AGENT:

     |X|  Morgan Stanley Dean Witter
     |_|  Banc of America Securities LLC
     |_|  Banc One Capital Markets, Inc.
     |_|  Chase Securities Inc.
     |_|  Merrill Lynch & Co.
     |_|  J.P. Morgan Securities Inc.
     |_|  Salomon Smith Barney

AGENT'S CAPACITY:     |_|  Agent     |X|  Principal

ADDENDUM ATTACHED:     |_|  Yes      |X|  No

OTHER/ADDITIONAL PROVISIONS: The notes will initially be limited to $30,000,000 in aggregate principal amount. We may create and issue additional notes with the same terms as the notes issued hereunder so that the additional notes will be combined with this initial issuance of notes.



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